Exhibit 99.1

PRESS RELEASE

Petco Announces Successful Completion of Debt Refinancing Transaction,

Solidifying its Capital Position and Enhancing Financial Flexibility

Refinancing follows public listing in January 2021 and is the latest step in Petco’s continued transformation

SAN DIEGO, March 5, 2021 – Petco Health and Wellness Company, Inc. (NASDAQ: WOOF), a complete partner in pet health and wellness, today announced that, on March 4, 2021, it completed the successful refinancing of its existing term loan facility with borrowings under a new term loan facility and entered into a new asset based revolving credit facility replacing its existing asset based revolving credit facility.

The new First Lien Term Loan Facility has a principal balance of $1,700 million maturing in 2028. Loans under the new term loan facility bear interest at a rate equal to an applicable margin plus, at our option, either a base rate or LIBOR rate. The applicable margin is 2.25% for base rate borrowings and 3.25% for LIBOR rate borrowings. The proceeds of the new term loan facility were used to repay the company’s existing $1,678 million term loan facility maturing in 2022 and, together with available cash on hand, pay fees and expenses related to the refinancing transactions.

The company also successfully obtained commitments for a $500 million asset based revolving credit facility maturing in 2026. The new revolving credit facility replaced the company’s existing $500 million revolving credit facility maturing in 2023. Loans under the new revolving credit facility bear interest at a rate equal to an applicable margin plus, at our option, either a base rate or a LIBOR rate. The applicable margin is between 0.25% and 0.75% for base rate loans and between 1.25% and 1.75% for LIBOR loans.

By taking advantage of low borrowing costs and actively managing its near- and medium-term maturity profile, Petco has enhanced its ability to invest for growth. This step is consistent with Petco’s strategy to improve its leverage position while proactively investing in key levers to drive growth, including digital and e-commerce integration and expansion, data analytical capabilities, veterinary services, marketing and advertising, and owned brands. Based on Packaged Facts and company internal estimates, from 2020 to 2024 the industry is expected to grow at a 7% CAGR, driven by steady, predictable growth in the underlying pet population coupled with strong tailwinds associated with pet humanization.

“Today’s announcement is another vote of confidence in Petco and underscores our transformation into a company with strong forward momentum actively shaping its future,” said Mike Nuzzo, Chief Financial and Operating Officer of Petco. “Our successful IPO in January enabled us to pay down significant debt and with the announcement of this oversubscribed refinancing, and our continued strong performance through the fourth quarter of 2020, we have positively repositioned Petco while enhancing our financial flexibility.”

About Petco, The Health + Wellness Co.

Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. Since our founding in 1965, we’ve been trailblazing new standards in pet care, delivering comprehensive wellness solutions through our products and services, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 Petco locations across the U.S., Mexico and Puerto Rico, including a growing network of more than 100 in-store veterinary hospitals, and offer a complete online resource for pet health and wellness at petco.com and on the Petco app. In tandem with The Petco Foundation, an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 6.5 million animals.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact. Although the company believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that the company identifies in its Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. The company undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

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